Exhibit 4.13

Power of Attorney

I, Min Fan, a Chinese citizen with Chinese Identification Card No. [redacted], beneficially holds 83.3% equity interest of Shanghai Ctrip Commerce Co., Ltd. as the shareholder of Shanghai Ctrip Commerce Co., Ltd. I hereby irrevocably authorize Ms. Jie Sun to exercise the following rights during the term of this Power of Attorney:

Ms. Jie Sun is hereby authorized to exercise on my behalf at shareholders meetings of Shanghai Ctrip Commerce Co., Ltd., all the shareholder’s voting rights I am entitled to under Chinese laws and the articles of association of Shanghai Ctrip Commerce Co., Ltd., including but not limited to the sale or transfer of the shares I hold in Shanghai Ctrip Commerce Co., Ltd. in part or in whole, and designate and appoint on my behalf at the shareholders meetings of Shanghai Ctrip Commerce Co., Ltd., the general manager of the Company.

The aforementioned authorization shall be subject to Ms. Jie Sun being an employee (CFO) of Ctrip Computer Technology (Shanghai) Co., Ltd. and that Ctrip Computer Technology (Shanghai) Co., Ltd. consents to the above authorization. As soon as Ms. Jie Sun resigns from Ctrip Computer Technology (Shanghai) Co., Ltd. or Ctrip Computer Technology (Shanghai) Co., Ltd. notifies me to terminate the above authorization, I shall withdraw the authorization granted thereto herein, and shall designate / authorize another employee of Ctrip Computer Technology (Shanghai) Co., Ltd. to exercise all of my shareholders voting rights at shareholders meetings of Shanghai Ctrip Commerce Co., Ltd.

During the valid existence of the Shanghai Ctrip Commerce Co., Ltd., unless the Operating Agreement jointly executed by and between Ctrip Computer Technology (Shanghai) Co., Ltd. and Shanghai Ctrip Commerce Co., Ltd. is terminated early due to any reason, the term of this Power of Attorney shall be ten (10) years from the date of execution of this Power of Attorney.

/s/ Min Fan

February 4, 2006

Schedule A

The following schedule sets forth all other similar agreements the registrant entered with each of its affiliated Chinese entities and the material differences between such other agreements and this exhibit.

	VIE	Authorizer	Date of Execution	Note	Authorize	Scope of Authorization	Term and Termination of Authorization
Form Agreement	Shenzhen Ctrip Travel Agency Co., Ltd.	Jianmin Zhu,Min Fan	2/4/2006		Jie Sun	Identical among all agreements: The Authorizee is to exercise on the Authorizer’s behalf at shareholders meetings of the VIE, all the shareholder’s voting rights that the authorizer is entitled to under Chinese laws and the Company’s bylaws.	Identical among all agreements: Unless the Operating Agreement jointly executed by and between WFOE and the VIE is terminated early due to any reason, the term of this Power of Attorney shall be 10 years from the date of execution of this Power of Attorney.
	Guangzhou Ctrip Travel Agency Co., Ltd.	Jianmin Zhu,Min Fan	2/4/2006		Jie Sun
	Shanghai Huacheng Southwest Travel Agency Co., Ltd.	Shanghai Ctrip Commerce Co., Ltd., Qi Ji	2/4/2006		Jie Sun
	Beijing Ctrip International Travel Agency Co., Ltd.	Qi Ji, Shanghai Ctrip Commerce Co., Ltd.	2/4/2006		Jie Sun
	Shanghai Ctrip International Travel Agency Co., Ltd.	Min Fan	2/4/2006		Jie Sun
	Shanghai Ctrip Commerce Co., Ltd.	Min Fan, Qi Ji	2/4/2006		Jie Sun

Variation I						No Difference

During the valid existence of the VIE, unless the WFOE sends instructions for termination, the term of this Power of Attorney shall remain effective until a pre-determined date, commencing from the date of execution of this Power of Attorney.

	Tujia Online Information Technology (Beijing) Co., Ltd.	Maohua Sun	6/20/2011		Jie Sun
		Jun Luo	10/12/2011		Jie Sun
	Shanghai Quanlv Network Technology Co., Ltd.	Min Fan	10/28/2010		Jie Sun
		Maohua Sun	5/16/2011		Jie Sun
	Nantong Tongcheng Information Technology Co., Ltd.	Fengying Zhang	3/30/2007		Jie Sun
	Hainan Sweetome Hotel Management Co., Ltd.	Maohua Sun	8/2/2011		Jie Sun
		Jun Luo	10/12/2011		Jie Sun

VIE	Authorizer	Date of Execution	Note	Authorize	Scope of Authorization	Term and Termination of Authorization
Beijing Ctrip International Travel Agency Co., Ltd.	Maohua Sun	5/16/2011		Jie Sun
Shanghai Huacheng Southwest Travel Agency Co., Ltd.	Maohua Sun	5/16/2011		Jie Sun
Shanghai Ctrip Commerce Co., Ltd.	Maohua Sun	5/15/2011		Jie Sun

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